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Exhibit 10.27

***Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4)
and 240.24B-2

Side Letter Agreement

                      January 9, 2004

Pierre Fabre Medicament S.A.
45 Place Abel-Gance
92654 Boulogne Cedex
France

Attention: Chief Executive Officer

      Re:
      Letter Agreement dated of even date herewith
      among Forest Laboratories Ireland Limited,
      Cypress Bioscience, Inc. and Pierre Fabre Medicament

Ladies and Gentlemen:

        Each of Cypress and Forest wish to confirm to each other and to Pierre Fabre, and Pierre Fabre agrees with each of Cypress and Forest, the following understanding of certain aspects of our agreement as set forth in the Letter Agreement with respect to the development and marketing of Licensed Product in Canada (unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Letter Agreement):

  1.
  In the event Forest does not exercise its right (the "Canada Option") to extend the Licensed Territory to include Canada under the Collaboration Agreement prior to the expiration of [...***...], Cypress shall be obligated, from and after such date, to develop the Licensed Product for sale and distribution in Canada and, upon approval, to market such product in Canada, in each case in accordance with the standards of the License Agreement. The failure by Cypress to so develop and market the Licensed Product in Canada will be deemed a material breach of the License Agreement solely in respect of Canada. Notwithstanding the foregoing, Cypress may elect, in lieu of such development and marketing, to terminate the License Agreement in respect of Canada by furnishing written notice to Pierre Fabre and Forest of such decision within five business days of the expiration without exercise of the Canada Option.

  2.
  In the event Forest does timely exercise the Canada Option, Forest shall notify each of Cypress and PF at the time of such exercise of its decision as to whether or not it intends to pursue the development of Licensed Product for marketing approval in Canada. If Forest's notice indicates that it does not so intend to develop Licensed Product, the Canadian Payment and the payment required by Section 3.3(b) of the Letter Agreement (the "Canadian Milestone Payment") shall be due in accordance with the terms of the Letter Agreement (with the payment required by Section 3.3(b) of the Letter Agreement to be paid within 90 days); provided further, that under no circumstances shall Cypress be required to pay to Pierre Fabre the Canadian Milestone Payment more than once. In the event that Forest's notice indicates that it intends to so develop Licensed Product, Forest shall be required to develop and market such product in accordance with the terms of the Collaboration Agreement and the Letter Agreement and the failure to do so will be deemed a material breach of the Collaboration Agreement by Forest and the License Agreement by Cypress, in each case solely in respect of Canada; provided that at any time during the development of Licensed Product for registration in Canada, Forest may elect, upon notice to Pierre Fabre and Cypress, to discontinue such development, in which case Forest shall be required to make the Canadian Payment pursuant to Section 3.3 of the Letter Agreement in accordance with its terms.

  3.
  The parties acknowledge that the failure by either Cypress or Forest to meet the contractual standards of diligence for the development or marketing of Licensed Product in Canada shall be deemed a breach of such standards under the License Agreement or the Collaboration Agreement, as the case may be, solely in respect of Canada and will not entitle any party to exercise any remedy of termination or compensation in respect of any other country in the Licensed Territory.

  4.
  The parties agree that the understanding set forth in this letter shall supercede any inconsistent provisions of the Letter Agreement or of the License Agreement, Supply Agreement, Trademark Agreement or Collaboration Agreement and shall otherwise be deemed an integral part of the Letter Agreement as if set forth in full therein.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.

FOREST LABORATORIES IRELAND LIMITED		CYPRESS BIOSCIENCE, INC.
By:	/s/ RAYMOND STAFFORD	By:	/s/ JAY KRANZLER
Name:	Raymond Stafford	Name:	Dr. Jay Kranzler
Title:	Chief Executive Officer	Title:	Chief Executive Officer
PIERRE FABRE MÉDICAMENT
By:	/s/ JEAN PIERRE COUZINIER
Name:	Jean Pierre Couzinier
Title:	Chief Operating Officer

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  Exhibit 10.27
Side Letter Agreement